Exhibit 99.1

GALAXY GAMING, INC.
6480 Cameron Street Suite 305
Las Vegas, Nevada 89118
(702) 939-3254
Internet Site: www.galaxygaming.com

Galaxy Gaming Announces Date of 2021 Virtual Annual Meeting of Stockholders

LAS VEGAS, November 25, 2020 (GLOBE NEWSWIRE) -- Galaxy Gaming, Inc. (the “Company”) (OTCQB: GLXZ), a developer and distributor of casino table games and enhanced systems, announced today that its Annual Meeting of Stockholders will be held virtually on February 16, 2021.  The purpose of the meeting is to (i) elect one member of the Company’s Board of Directors to serve for a three year term expiring in 2024; elect two members of the Company’s Board of Directors to serve for two (2) year terms expiring in 2023; and elect one member of the Company’s Board of Directors to serve for a (1) year term expiring in 2022; (ii) to ratify the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and (iii) to transact such other business as may properly come before the meeting or any adjournments thereof.

The record date for the meeting will be the close of business on December 21, 2020.

The Company intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the 2021 Annual Meeting and to mail the definitive proxy statement and a proxy card, along with the Company’s 2019 Annual Report on Form 10-K, to each stockholder of record entitled to vote at the 2021 Annual Meeting on or about December 23, 2020.

About Galaxy Gaming

Headquartered in Las Vegas, Nevada, Galaxy Gaming (galaxygaming.com) develops and distributes innovative proprietary table games, state-of-the-art electronic wagering platforms and enhanced bonusing systems to land-based, riverboat, cruise ships and online casinos worldwide.  Through its iGaming partner Games Marketing Ltd., Galaxy Gaming licenses its proprietary table games to the online gaming industry.  Galaxy’s games can be played online at FeelTheRush.com.  Connect with Galaxy on Facebook, YouTube  and Twitter.

Contact:

Media:
Phylicia Middleton (702) 936-5216
Investors:
Harry Hagerty (702) 938-1753